UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 19, 2010

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders for Opexa Therapeutics, Inc. (“Opexa”) was held on October 19, 2010 (the “Annual Meeting”).  Three proposals were submitted to shareholders as described in the 2010 Proxy Statement and were approved by shareholders at the Annual Meeting.  The proposals and the results of the shareholder votes are as follows.

			Broker
1.	For	Withheld	Non-Votes
Proposal to elect five directors
for one-year terms:

David Hung	8,120,183	88,699	5,786,860
David E. Jorden	8,155,568	53,314	5,786,860
Michael Richman	8,036,955	171,927	5,786,860
Scott Seaman	8,000,792	208,090	5,786,860
Neil K. Warma	8,139,692	69,190	5,786,860

				Broker
2.	For	Against	Abstain	Non-Votes
Proposal to approve the
Opexa Therapeutics, Inc.
2010 Stock Incentive Plan	7,879,482	283,695	45,705	5,786,860

				Broker
3.	For	Against	Abstain	Non-Votes
Proposal to ratify the
appointment of MaloneBailey, LLP
as auditors for the fiscal year
ending December 31, 2010	13,860,864	91,569	43,309	0

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, shareholders approved the Opexa 2010 Stock Incentive Plan (the “Plan”).  A copy of the Plan is attached hereto as Exhibit 10.1. The form of award agreement that Opexa intends to use for awards to be made under the Plan is attached hereto as Exhibit 10.2.

2

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Opexa Therapeutics, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A to Opexa’s Schedule 14A definitive proxy statement filed September 14, 2010).

10.2	Form of award agreement for awards to be made under the Opexa Therapeutics, Inc. 2010 Stock Incentive Plan.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	October 22, 2010	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Opexa Therapeutics, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A to Opexa’s Schedule 14A definitive proxy statement filed September 14, 2010).

10.2	Form of award agreement for awards to be made under the Opexa Therapeutics, Inc. 2010 Stock Incentive Plan.